Exhibit 99.1

LogMeIn Announces First Quarter 2018 Results

8% Year-over-year Pro Forma Growth and Strong Cash Flows Highlight the Quarter

Boston, April 26, 2018 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the first quarter ended March 31, 2018.

First quarter 2018 highlights include:

•	GAAP revenue was $279.2 million and non-GAAP revenue was $280.3 million

•	GAAP net income was $29.7 million or $0.56 per diluted share and non-GAAP net income was $64.9 million or $1.21 per diluted share

•	EBITDA was $113.6 million or 40.7% of GAAP revenue and Adjusted EBITDA was $102.1 million or 36.4% of non-GAAP revenue

•	Cash flow from operations was $154.0 million or 54.9% of non-GAAP revenue, and Adjusted cash flow from operations was $161.4 million or 57.6% of non-GAAP revenue

•	Total deferred revenue was $384.9 million

•	The Company closed the quarter with cash and cash equivalents of $365.2 million

“LogMeIn had a great start to 2018, with strong first quarter results that exceeded the high-end of our guidance, while making meaningful progress against our longer-term growth strategy,” said Bill Wagner, President and CEO of LogMeIn. “We believe LogMeIn has the leadership, scale and team to not only continue to succeed in our core markets, but to expand into much larger addressable market opportunities, such as the high-growth UCC, customer engagement and identity markets.”

Business Outlook

Based on information available as of April 26, 2018, the Company is issuing guidance for the second quarter 2018 and fiscal year 2018.

Second Quarter 2018: The Company expects second quarter non-GAAP revenue to be in the range of $304 million to $306 million. The Company expects second quarter GAAP revenue to be in the range of $303 million to $305 million. Non-GAAP revenue adds back $1 million for the impact of an acquisition accounting adjustment recorded to reduce the GoTo’s Business’s deferred revenue balance to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $78 million to $79 million, or approximately 26% of GAAP revenue. Adjusted EBITDA is expected to be in the range of $107 million to $108 million, or approximately 35% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $66 million to $67 million, or $1.25 to $1.26 per diluted share. Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $19 million in stock-based compensation expense, $9 million in acquisition and litigation-related costs, $62 million of amortization expense of acquired intangible assets, and includes $2 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items.

Non-GAAP net income for the second quarter assumes an effective tax rate of approximately 25% and GAAP net income for the second quarter assumes a tax benefit of approximately $2 million. Non-GAAP and GAAP net income per diluted share is based on an estimated 53 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition related costs and amortization, litigation-related expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $1 million to $2 million, or $0.03 to $0.04 per diluted share.

Fiscal year 2018:

The Company expects full year 2018 non-GAAP revenue to be in the range of $1.208 billion to $1.223 billion. The Company expects full year 2018 GAAP revenue to be in the range of $1.205 billion to $1.220 billion. Non-GAAP revenue adds back $3 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $375 million to $383 million, or approximately 31% of GAAP revenue. Adjusted EBITDA is expected to be in the range of $442 million to $450 million, or approximately 37% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $276 million to $282 million, or $5.20 to $5.31 per diluted share. Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $76 million in stock-based compensation expense, $22 million in acquisition and litigation-related costs, $246 million of amortization expense of acquired intangible assets, a $34 million pre-tax gain associated with the disposition of a non-core asset and includes $8 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items and discrete tax items.

Non-GAAP net income for the fiscal year assumes an effective tax rate of approximately 25% and GAAP net income for the fiscal year assumes a tax provision of approximately $20 million. Non-GAAP and GAAP net income per diluted share is based on an estimated 53 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition related costs and amortization, litigation related expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $45 million to $51 million, or $0.85 to $0.96 per diluted share.

Dividend

In accordance with its previously announced capital return plan, the Company will pay a $0.30 per share dividend on Friday May 25, 2018 to stockholders of record as of May 9, 2018. The Company currently has approximately 52.2 million shares of common stock outstanding.

Conference Call Information for Today, Thursday, April 26, 2018

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 323-794-2423 and entering passcode 1193853. A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on April 26, 2018 until 8:00 p.m. Eastern Time on May 4, 2018, by dialing 719-457-0820 and entering passcode 1193853.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and adjusted cash flow from operations.

•	Non-GAAP revenue is GAAP revenue excluding the impact of fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue.

•	EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income, net, and depreciation and amortization.

•	EBITDA margin is calculated by dividing EBITDA by revenue.

•	Adjusted EBITDA is EBITDA excluding the impact of fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue, acquisition related costs, gain on disposition of non-core assets, stock-based compensation expense, and litigation related expense.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.

•	Non-GAAP operating income excludes the impact of fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, and litigation related expense and includes amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•

Non-GAAP provision for income taxes excludes the tax impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, litigation related expense, discrete integration related tax impacts, and the tax impact related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017 (tax of $0.7 million recorded in the first quarter of 2018), and includes the tax impact of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.

•	Adjusted cash flow from operations excludes acquisition, disposition and litigation related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North and South America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, the Company’s entrance into or success in any market or market segment, the Company’s future revenue growth, the Company’s progress on product initiatives, product strategies, or long-term growth strategies, and the Company’s financial guidance for fiscal year 2018 and the second quarter of 2018. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company’s solutions, the Company’s ability to execute on its strategic initiatives, the Company’s ability to integrate acquired products or companies, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	March 31,
	2017	2018
ASSETS
Current assets:
Cash and cash equivalents	$252,402	$365,180
Accounts receivable, net	93,949	84,369
Prepaid expenses and other current assets	52,473	56,735

Total current assets	398,824	506,284
Property and equipment, net	92,154	90,826
Restricted cash, net of current portion	1,795	1,844
Intangibles, net	1,149,597	1,099,795
Goodwill	2,208,725	2,194,554
Other assets	6,483	33,810
Deferred tax assets	530	256

Total assets	$3,858,108	$3,927,369

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$22,232	$30,675
Accrued liabilities	82,426	109,672
Deferred revenue, current portion	340,570	380,144

Total current liabilities	445,228	520,491
Deferred revenue, net of current portion	6,735	4,777
Deferred tax liabilities	221,407	218,507
Other long-term liabilities	20,997	23,232

Total liabilities	694,367	767,007

Equity:
Common stock	560	562
Additional paid-in capital	3,276,891	3,281,688
Accumulated earnings	50,445	85,849
Accumulated other comprehensive income	15,570	21,027
Treasury stock	(179,725)	(228,764)

Total equity	3,163,741	3,160,362

Total liabilities and equity	$3,858,108	$3,927,369

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2017	2018
Revenue	$187,458	$279,217
Cost of revenue	38,939	62,942

Gross profit	148,519	216,275

Operating expenses:
Research and development	33,122	43,116
Sales and marketing	75,768	88,215
General and administrative	49,391	35,443
Gain on disposition of assets	—	(33,910)
Amortization of acquired intangibles	24,420	41,083

Total operating expenses	182,701	173,947

Income (loss) from operations	(34,182)	42,328
Interest income	146	673
Interest expense	(449)	(326)
Other income (expense), net	50	(240)

Income (loss) before income taxes	(34,435)	42,435
(Provision for) benefit from income taxes	15,871	(12,723)

Net income (loss)	$(18,564)	$29,712

Net income (loss) per share:
Basic	$(0.43)	$0.57
Diluted	$(0.43)	$0.56
Weighted average shares outstanding:
Basic	43,570	52,457
Diluted	43,570	53,415

LogMeIn, Inc.

Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended March 31,
	2017	2018
	(in thousands)
GAAP Revenue	$187,458	$279,217
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	13,645	1,058

Non-GAAP Revenue	$201,103	$280,275

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended March 31,
	2017	2018
	(In thousands, except per share data)
GAAP Net income (loss) from operations	$(34,182)	$42,328
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	13,645	1,058
Stock-based compensation expense	14,194	15,966
Acquisition related costs	31,859	5,145
Litigation related expenses	218	181
Amortization of acquired intangibles	33,560	58,968
Gain on disposition of assets	—	(33,910)
Effect of acquisition accounting on internally capitalized software development costs	(4,701)	(3,719)

Non-GAAP Operating income	54,593	86,017
Interest and other income (expense), net	(253)	107

Non-GAAP Income before income taxes	54,340	86,124
Non-GAAP Provision for income taxes (1)	(16,199)	(21,273)

Non-GAAP Net income	$38,141	$64,851

Non-GAAP net income per diluted share	$0.85	$1.21
Diluted weighted average shares outstanding used in computing per share amounts	44,765	53,415

(1)	The three months ended March 31, 2018 Non-GAAP provision for income taxes excludes the tax impact of Non-GAAP items as well as excluding a net tax provision of $0.7 million recorded in the first quarter of 2018 related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017.

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended March 31,
	2017	2018
	(in thousands)
GAAP Net income (loss)	$(18,564)	$29,712
Add Back:
Interest and other income (expense), net	253	(107)
Income tax provision (benefit)	(15,871)	12,723
Amortization of acquired intangibles	33,560	58,968
Depreciation and amortization expense	6,724	12,322

EBITDA	6,102	113,618
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	13,645	1,058
Stock-based compensation expense	14,194	15,966
Gain on disposition of assets	—	(33,910)
Acquisition related costs	31,859	5,145
Litigation related expenses	218	181

Adjusted EBITDA	$66,018	$102,058

EBITDA Margin	3.3%	40.7%
Adjusted EBITDA Margin	32.8%	36.4%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended March 31,
	2017	2018
	(in thousands)
Cost of revenue	$1,014	$1,216
Research and development	4,429	4,943
Sales and marketing	3,606	3,695
General and administrative	5,145	6,112

Total stock based-compensation	$14,194	$15,966

LogMeIn, Inc.

Calculation of Projected 2018 Non-GAAP Revenue (unaudited)

(In millions)

	Three Months Ended June 30, 2018	Twelve Months Ended December 31, 2018
GAAP Revenue	$303 - $305	$1,205 - $1,220
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	3

Non-GAAP Revenue	$304 - $306	$1,208 - $1,223

Calculation of Projected 2018 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

(In millions, except per share data)

	Three Months Ended June 30, 2018	Twelve Months Ended December 31, 2018
GAAP Net income	$1 - $2	$45 - $51
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	3
Stock-based compensation expense	19	76
Acquisition and litigation related costs	9	22
Amortization of acquired intangibles	62	246
Effect of acquisition accounting on internally capitalized software development costs	(2)	(8)
Gain on disposition of assets	—	(34)
Income tax effect of non-GAAP items	(24)	(74)

Non-GAAP Net income	$66 - $67	$276 - $282

GAAP net income per diluted share	$0.03 - $0.04	$0.85 - $0.96
Non-GAAP net income per diluted share	$1.25 - $1.26	$5.20 - $5.31
Diluted weighted average shares outstanding used in computing net income per share	53	53

Calculation of Projected 2018 EBITDA and Adjusted EBITDA (unaudited)

(In millions)

	Three Months Ended June 30, 2018	Twelve Months Ended December 31, 2018
GAAP Net income	$1 - $2	$45 - $51
Add Back:
Interest and other (income) expense, net	2	6
Income tax provision (benefit)	(2)	20
Amortization of acquired intangibles	62	246
Depreciation and amortization expense	14	59

EBITDA	78 - 79	375 - 383
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1	3
Stock-based compensation expense	19	76
Acquisition and litigation related costs	9	22
Gain on disposition of assets	—	(34)

Adjusted EBITDA	$107 - $108	$442 - $450

EBITDA Margin	26%	31%
Adjusted EBITDA Margin	35%	37%

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2017	2018
Cash flows from operating activities
Net income (loss)	$(18,564)	$29,712
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation	14,194	15,966
Depreciation and amortization	40,284	71,290
Gain on disposition of assets, net of transaction costs	—	(36,281)
Benefit from deferred income taxes	(16,456)	(9,353)
Other, net	239	464
Changes in assets and liabilities, excluding effect of acquisitions and dispositions:
Accounts receivable	3,127	9,820
Prepaid expenses and other current assets	(6,898)	4,767
Other assets	88	(2,767)
Accounts payable	3,887	9,646
Accrued liabilities	40,536	19,812
Deferred revenue	44,329	38,685
Other long-term liabilities	1,104	2,212

Net cash provided by operating activities (1)	105,870	153,973

Cash flows from investing activities
Proceeds from sale or disposal or maturity of marketable securities	26,253	—
Purchases of property and equipment	(3,694)	(7,249)
Intangible asset additions	(6,031)	(7,096)
Acquisition of businesses, net of cash acquired	24,215	—
Restricted cash acquired through acquisitions	917	—
Proceeds from disposition of assets	—	42,394

Net cash provided by investing activities	41,660	28,049

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	4,485	63
Payments of withholding taxes in connection with restricted stock unit vesting	(7,621)	(9,230)
Payment of debt issuance costs	(1,793)	—
Dividends paid on common stock	(12,780)	(15,738)
Purchase of treasury stock	(7,465)	(46,901)

Net cash used in financing activities	(25,174)	(71,806)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,551	2,657

Net increase in cash, cash equivalents and restricted cash	124,907	112,873
Cash, cash equivalents and restricted cash, beginning of period	143,335	254,209

Cash, cash equivalents and restricted cash, end of period	$268,242	$367,082

(1)	Cash flows from operating activities includes the following acquisition, disposition, and litigation-related payments:

(a)	Cash flows from operating activities includes transaction, transition, and integration-related payments for acquisitions and dispositions of $20.9 million and $6.5 million for the three months ended March 31, 2017 and 2018, respectively.

(b)	Cash flows from operating activities includes litigation-related payments of $0.2 million and $0.9 million for the three months ended March 31, 2017 and 2018, respectively.

Adjusted cash flows from operations adds back the items in (a) and (b) above and sums to $127.0 million and $161.4 million for the three months ended March 31, 2017 and 2018, respectively.